                   NUVEEN DIVIDEND ADVANTAGE MUNICIPAL FUND 2


                      STATEMENT ESTABLISHING AND FIXING THE
                            RIGHTS AND PREFERENCES OF
                 VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP")

DESIGNATION......................................................................................  4


DEFINITIONS......................................................................................  4


PART I........................................................................................... 15


   1.  Number of Authorized Shares............................................................... 15

   2.  Dividends................................................................................. 15

       (a) Ranking............................................................................... 15
       (b) Cumulative Cash Dividends............................................................. 15
       (c) Dividends Cumulative from Date of Original Issue...................................... 15
       (d) Dividend Payment Dates and Adjustment Thereof......................................... 15
       (e) Applicable Rates and Calculation of Dividends......................................... 16
       (f) Curing a Failure to Deposit........................................................... 17
       (g) Dividend Payments by Fund to Tender and Paying Agent.................................. 17
       (h) Tender and Paying Agent as Trustee of Dividend Payments by Fund....................... 17
       (i) Dividends Paid to Holders............................................................. 18
       (j) Dividends Credited Against Earliest Accumulated But Unpaid Dividends.................. 18
       (k) Dividends Designated as Exempt-Interest Dividends..................................... 18

   3.  Gross-Up Payments......................................................................... 18

   4.  Designation of Special Rate Periods....................................................... 18

       (a) Length of and Preconditions for Special Rate Period................................... 18
       (b) Adjustment of Length of Special Rate Period........................................... 19
       (c) Notice of Proposed Special Rate Period................................................ 19
       (d) Notice of Special Rate Period......................................................... 19
       (e) Failure to Deliver Notice of Special Rate Period...................................... 20

   5.  Voting Rights............................................................................. 20

       (a) One Vote Per VRDP Share............................................................... 20
       (b) Voting for Additional Trustees........................................................ 20
       (c) Holders of VRDP to Vote on Certain Other Matters...................................... 21
       (d) Board May Take Certain Actions Without Shareholder Approval........................... 22
       (e) Voting Rights Set Forth Herein are Sole Voting Rights................................. 23
       (f) No Preemptive Rights or Cumulative Voting............................................. 23
       (g) Voting for Trustees Sole Remedy for Fund's Failure to Pay Dividends................... 23
       (h) Holders Entitled to Vote.............................................................. 23

   6.  1940 Act VRDP Asset Coverage.............................................................. 23

   7.  VRDP Basic Maintenance Amount............................................................. 24

   8.  Restrictions on Dividends and Other Distributions......................................... 24

       (a) Dividends on Preferred Shares Other Than VRDP......................................... 24
       (b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act.... 24
       (c) Other Restrictions on Dividends and Other Distributions............................... 24

   9.  Rating Agency Restrictions................................................................ 25

   10. Redemption................................................................................ 25

       (a) Optional Redemption................................................................... 25
       (b) Mandatory Redemption.................................................................. 26
       (c) Notice of Redemption.................................................................. 26

       (d) No Redemption Under Certain Circumstances............................................. 27
       (e) Absence of Funds Available for Redemption............................................. 27
       (f) Tender and Paying Agent as Trustee of Redemption Payments by Fund..................... 27
       (g) Shares for Which Notice of Redemption Has Been Given are No Longer Outstanding........ 27
       (h) Compliance With Applicable Law........................................................ 28
       (i) Only Whole VRDP Shares May Be Redeemed................................................ 28
       (j) Modification of Redemption Procedures................................................. 28

   11. Liquidation Rights........................................................................ 28

       (a) Ranking............................................................................... 28
       (b) Distributions Upon Liquidation........................................................ 29
       (c) Pro Rata Distributions................................................................ 29
       (d) Rights of Junior Shares............................................................... 29
       (e) Certain Events Not Constituting Liquidation........................................... 29

   12. Purchase Obligation....................................................................... 29

   13. Miscellaneous............................................................................. 31

       (a) Amendment of this Statement to Add Additional Series.................................. 31
       (b) No Fractional Shares.................................................................. 31
       (c) Status of VRDP Shares Redeemed, Exchanged or Otherwise Acquired by the Fund........... 31
       (d) Board May Resolve Ambiguities......................................................... 31
       (e) Headings Not Determinative............................................................ 31
       (f) Notices............................................................................... 31

PART II.......................................................................................... 31


   1.  Remarketing Procedures.................................................................... 31

   2.  Remarketing Schedule...................................................................... 33

   3.  Determination of Applicable Rate.......................................................... 34

   4.  Failed Remarketing Condition.............................................................. 35

   5.  Purchase of VRDP Shares by Remarketing Agent.............................................. 35

   6.  Notification of Allocations............................................................... 35

   7.  Transfers................................................................................. 36

   8.  Global Certificate........................................................................ 36

                   NUVEEN DIVIDEND ADVANTAGE MUNICIPAL FUND 2
                      STATEMENT ESTABLISHING AND FIXING THE
                            RIGHTS AND PREFERENCES OF
                      VARIABLE RATE DEMAND PREFERRED SHARES
                                (THE "STATEMENT")

     NUVEEN DIVIDEND ADVANTAGE MUNICIPAL FUND 2, a Massachusetts business trust (the "Fund"), certifies that:

     FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Fund by Article IV of the Fund's Declaration of Trust (the "Declaration"), the Board of Trustees has, by resolution, authorized the issuance of 1,960 preferred shares, $.01 par value per share, classified as Variable Rate Demand Preferred Shares ("VRDP") with a liquidation preference of $100,000 per share (additional series of VRDP that may be authorized and issued, a "Series").

     SECOND: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each Series of Variable Rate Demand Preferred Shares are as follows (each such Series being referred to herein as a Series of VRDP, and shares of all such Series being referred to herein individually as a "VRDP Share" and collectively as "VRDP Shares"):

                                   DESIGNATION

     Series 1: A series of 1,960 shares of preferred stock, par value $.01 per share, liquidation preference $100,000 per share, is hereby designated "Series 1 Variable Rate Demand Preferred Shares." Each share of Series 1 VRDP shall be issued on a date determined by the Board of Trustees of the Fund or pursuant to their delegated authority; have an Applicable Rate equal to the sum of 0.50% per annum plus the Securities Industry and Financial Markets Association ("SIFMA") Municipal Swap Index, published at 3:00 p.m., New York City time, on Wednesday, August 6, 2008, or 2.74% per annum, if the SIFMA Municipal Swap Index is not so published for the Initial Rate Period from, and including, the Date of Original Issue to, and including, August 13, 2008 and an initial Dividend Payment Date of September 2, 2008; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or as set forth in the Declaration, as set forth in Part I and II of this Statement. The Series 1 VRDP shall constitute a separate series of preferred stock of the Fund and each share of Series 1 VRDP shall be identical.

     The number of authorized shares constituting Series 1, Variable Rate Demand Preferred Shares shall be 1,960.

                                   DEFINITIONS

     The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          (a) "AGENT MEMBER" means a Person with an account at the Securities Depository that holds one or more VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

          (b) "ALTERNATE VRDP PURCHASE AGREEMENT" means any agreement with a successor Liquidity Provider replacing the VRDP Purchase Agreement upon its termination and containing a Purchase Obligation substantially identical to the Purchase Obligation therein as determined by the Fund.

          (c) "APPLICABLE PERCENTAGE" shall have the meaning set forth in the definition of the Maximum Rate.

          (d) "APPLICABLE RATE" means the dividend rate per annum on any VRDP Shares for a Rate Period determined as set forth in paragraph (e)(i) of Section 2 of Part I of this Statement or in the definition of "Maximum Rate."

          (e) "APPLICABLE RATE DETERMINATION" means each periodic operation of the process of determining the Applicable Rate for the VRDP Shares for a Subsequent Rate Period, as provided in the Remarketing Agreement and Part II of this Statement.

          (f) "APPLICABLE SPREAD" means, in connection with the Maximum Rate for any Rate Period (i) when there is not a Failed Remarketing Condition, 200 basis points (2.00%), and (ii) while a Failed Remarketing Condition has occurred or is continuing, 200 basis points (2.00%) (up to 59 days of a continued Failed Remarketing Condition), 250 basis points (2.50%) (60 days but fewer than 90 days of a continued Failed Remarketing Condition), 300 basis points (3.00%) (90 days but fewer than 120 days of a continued Failed Remarketing Condition), 350 basis points (3.50%) (120 days but fewer than 150 days of a continued Failed Remarketing Condition), 400 basis points (4.00%) (150 days but fewer than 180 days of a continued Failed Remarketing Condition), and 700 basis points (7.00%) (180 days or more of a continued Failed Remarketing Condition).

          (g) "BENEFICIAL OWNER" means a Person in whose name VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person's subrogee, including the Liquidity Provider to the extent it is at any time the Beneficial Owner of VRDP Shares.

          (h) "BOARD OF TRUSTEES" shall mean the Board of Trustees of the Fund or any duly authorized committee thereof.

          (i) "BUSINESS DAY" means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

          (j) "CODE" means the Internal Revenue Code of 1986, as amended.

          (k) "COMMON SHARES" means the common shares of beneficial interest, par value $.01 per share, of the Fund.

          (l) "CURE DATE" means the VRDP Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

          (m) "DATE OF ORIGINAL ISSUE," with respect to shares of a Series of VRDP, shall mean the date on which the Fund initially issued such shares.

          (n) "DECLARATION" shall have the meaning specified on the first page of this Statement.

          (o) "DEPOSIT SECURITIES" means (i) cash, (ii) Municipal Obligations rated at least A-l+ or SP-l+ by S&P, except that, for purposes of paragraph
(a)(iv) of Section 10 of Part I of this Statement, such Municipal Obligations shall be considered "Deposit Securities" only if they are also rated P-1, MIG-1 or VMIG-1 by Moody's, with maturity dates preceding the date fixed for redemption or payment, (iii) U.S. Government Securities, with maturity dates preceding the date fixed for redemption or payment, and (iv) a letter of credit from a bank or other financial institution rated at least A-1+ or SP-1+ by S&P and P-1 by Moody's.

          (p) "DISCOUNTED VALUE," as of any Valuation Date, means, (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) (a) with respect to a Moody's Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor, or (b) with respect to a Moody's Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the applicable Moody's Discount Factor.

          (q) "DIVIDEND PAYMENT DATE," except as otherwise provided in paragraph
(d) of Section 2 of Part I of this Statement, means the date that is the first Business Day of each calendar month on which dividends on shares of Series 1 VRDP are paid to Holders.

          (r) "DIVIDEND PERIOD," with respect to shares of a Series of VRDP, shall mean the period from, and including, the Date of Original Issue of shares of such Series to, but excluding, the initial Dividend Payment Date for shares of such Series and any period thereafter from, and including, one Dividend Payment Date for shares of such Series to, but excluding, the next succeeding Dividend Payment Date for shares of such series.

          (s) "ELECTRONIC MEANS" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means to each of its representatives set forth in the Tender and Paying Agent Agreement or, in the case of a Notice of Tender, as set forth in the form thereof.

          (t) "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

          (u) "EXTRAORDINARY CORPORATE EVENT" means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider's assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider's assets; provided, however, that with respect to (i) above, an
                     --------   -------
Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider's assets, (a) assumes all of the obligations of the Liquidity Provider under the terms of the VRDP Purchase Agreement and (b) has short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least 20 days prior to the listed occurrences in (i) above.

          (v) "FAILED REMARKETING CONDITION" means that the Liquidity Provider owns and continues to hold any VRDP Shares as a Beneficial Owner in connection with purchases made pursuant to the Purchase Obligation on any Purchase Date, including VRDP Shares the Liquidity Provider continues to hold after the expiration or termination of the VRDP Purchase Agreement.

          (w) "FAILURE TO DEPOSIT" means, with respect to shares of a Series of VRDP, a failure by the Fund to pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such Series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such Series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such Series after Notice of Redemption is provided pursuant to paragraph (c) of Section 10 of Part 1 of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Fund's
--------   -------
failure to pay the Redemption Price in respect of VRDP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

          (x) "FINAL REMARKETING NOTICE" shall have the meaning specified in paragraph (b) of Section 2 of Part II of this Statement.

          (y) "GROSS-UP PAYMENT" means payment to a Beneficial Owner of VRDP Shares of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up Payment relates, would cause such Beneficial Owner's dividends in dollars (after federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Beneficial Owner.

          Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of VRDP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Fund; and (iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is designated as an exempt-interest dividend under Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of VRDP Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made.

          (z) "HOLDER" means a person in whose name a VRDP Share is registered in the registration books of the Fund maintained by the Tender and Paying Agent.

          (aa) "INITIAL RATE PERIOD," with respect to Series 1 VRDP Shares, means the period commencing on and including the Date of Original Issue thereof and ending on, and including, August 13, 2008, the next succeeding Wednesday, as set forth under "Designation" above.

          (bb) "INVESTMENT ADVISER" shall mean Nuveen Asset Management, or any successor company or entity.

          (cc) "LATE  CHARGE"  shall have the  meaning  specified  in  paragraph
(e)(i)(C) of Section 2 of Part I of this Statement.

          (dd) "LIBOR DEALER" means Citigroup Global Markets Inc. and such other dealer or dealers as the Fund from time to time may appoint or in lieu of any thereof, their respective affiliates and successors.

          (ee) "LIBOR RATE" means, on any Rate Determination Date, (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on Reuters display page LIBOR01 ("Page LIBOR01") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m. London time, on the day that is the London Business Day preceding the Rate Determination Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Page LIBOR01 or such other page as may replace such Page LIBOR01,
(A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Fund's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Fund's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers
                             --------  -------
does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Fund to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Rate

Determination Date. If the number of days in a Rate Period shall be (i) seven or more but fewer than 21 days, such rate shall be the seven-day LIBOR Rate; (ii) 21 or more but fewer than 49 days, such rate shall be the one-month LIBOR rate;
(iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

          (ff) "LIQUIDATION PREFERENCE," with respect to a given number of VRDP Shares, means $100,000 times that number.

          (gg) "LIQUIDITY PROVIDER" means Deutsche Bank AG, acting through its New York Branch, or any successor entity in such capacity pursuant to a VRDP Purchase Agreement with the Fund.

          (hh) "LONDON BUSINESS DAY" means any day on which commercial banks are generally open for business in London.

          (ii) "MANDATORY TENDER," with respect to a Mandatory Tender Event and as of any Mandatory Tender Date, means the mandatory tender of VRDP Shares by Holders for purchase by the Liquidity Provider on such Mandatory Tender Date (other than any VRDP Shares redeemed by the Fund on or prior to such Mandatory Tender Date) at the Purchase Price of the VRDP Shares.

          (jj) "MANDATORY TENDER DATE" means the date specified by the Fund for purchase by the Liquidity Provider in connection with a Mandatory Tender in accordance with Section 12 of Part I of this Statement.

          (kk) "MANDATORY TENDER EVENT" means (a) a failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date; (b) a failure by the Liquidity Provider to maintain short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs; (c) the failure by the Fund to pay the Liquidity Provider the applicable fee due in advance under the terms of the VRDP Fee Agreement by seven Business Days prior to the beginning of the month to which such payment relates; (d) the fifteenth day prior to the occurrence of an Extraordinary Corporate Event; (e) in connection with the termination of the VRDP Purchase Agreement prior to or on a Scheduled
Termination Date (i) at least 15 days prior to any such termination, the Liquidity Provider shall not have agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 364 days from the Scheduled Termination Date of the VRDP Purchase Agreement then in effect, in which case the Mandatory Tender Event shall be deemed to occur on such fifteenth day, or (ii) at least 15 days prior to such termination, the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Purchase Agreement with a termination date not earlier than 364 days from the Scheduled Termination Date of the VRDP Purchase Agreement being replaced and the Tender and Paying Agent shall not have provided notice (by Electronic Means) to Holders of such Alternate VRDP Purchase Agreement at least 15 days prior to any such Scheduled Termination Date, in which case, the Mandatory Tender Event shall be deemed to occur on such fifteenth day; (f) the Fund shall have obtained an Alternate VRDP Purchase Agreement (and provided notice thereof as set forth in clause (e)(ii) above), and Holders have not provided notice (by Electronic Means) to the Tender and Paying Agent at least 10 days prior to the Scheduled Termination Date of the VRDP Purchase Agreement being replaced that they elect to retain some or all of the VRDP Shares, in which case it shall be a Mandatory Tender Event with respect to such VRDP Shares that the Holders have not elected to retain and such Mandatory Tender Event shall be deemed to occur on such tenth day; or (g) the Fund shall have provided a notice of a proposed Special Rate Period in accordance with Section 4(c) of Part I of this Statement, and Holders have not provided notice (by Electronic Means) to the Tender and Paying Agent at least 10 days prior to the first day of such proposed Special Rate Period that they elect to retain some or all of such VRDP Shares, in which case it shall be a Mandatory Tender Event with respect to such VRDP Shares that the Holders have not elected to retain and such Mandatory Tender Event shall be deemed to occur on such tenth day.

          (ll) "MANDATORY TENDER NOTICE" means, in connection with the mandatory tender of VRDP Shares, a notice, substantially in the form attached to the Tender and Paying Agent Agreement, delivered by the Tender and Paying Agent to the Holders specifying a Mandatory Tender Date.

          (mm) "MARKET VALUE" of any asset of the Fund shall mean the market value thereof determined by an independent third-party pricing service designated from time to time by the Board of Trustees. Market Value of any asset shall include any interest accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

          (nn) "MAXIMUM RATE," for shares of a Series of VRDP on any Rate Determination Date or in respect of the occurrence of a Failed Remarketing Condition for shares of such series, means the Applicable Percentage of the LIBOR Rate plus the Applicable Spread. The Maximum Rate for shares of a Series of VRDP will depend on the long-term rating assigned to the VRDP Shares, the length of the Rate Period and whether or not the Fund has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to
Section 6 of Part II hereto that any taxable income will be included in the dividend on VRDP Shares for that Rate Period. The Applicable Percentage of the LIBOR Rate is as follows:

        ---------------------------------------------------------
               LONG-TERM*          APPLICABLE PERCENTAGE OF LIBOR
                RATINGS                 RATE--NO NOTIFICATION
        ---------------------------------------------------------
         MOODY'S        S&P
         -------        ---
        Aa3 to Aaa   AA- to AAA                  100%
        Baa3 to A1   BBB- to A+                  110%
        Below Baa3   Below BBB-                  135%

        ----------
        * And/or the equivalent ratings of an Other Rating Agency then rating the VRDP Shares utilizing the lower of the ratings of the Rating Agencies then rating the VRDP Shares.

          provided,  however,  that in the event the Fund has given notification
          --------   -------
prior to the  Applicable  Rate  Determination  for the Rate  Period  pursuant to
Section 6 of Part II hereof that any taxable income will be included in the dividend on VRDP Shares for that Rate Period, the Applicable Percentage in the foregoing table shall be divided by the quantity 1 minus the maximum marginal regular federal personal income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate applicable to ordinary income, whichever is greater.

          The Applicable Percentage as so determined and the Applicable Spread may be subject to upward and downward adjustment in the discretion of the Board of Trustees after consultation with the Remarketing Agent, provided, that the Maximum Rate is equal to or higher than the rates determined as set forth above, and immediately following any such increase, the Fund would be in compliance with the 1940 Act VRDP Asset Coverage and the VRDP Basic Maintenance Amount in the Rating Agency Guidelines. Furthermore, in the event of Special Rate Periods of greater than 364 days, the Maximum Rate may be subject to upward adjustment in the discretion of the Board of Trustees after consultation with the Remarketing Agent, provided, that immediately following any such increase, the Fund would be in compliance with the 1940 Act VRDP Asset Coverage and the VRDP Basic Maintenance Amount in the Rating Agency Guidelines.

          A Maximum Rate in effect in respect of a Failed Remarketing Condition will continue to be the Applicable Rate (i) until the first day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and (ii) until the first day of the next succeeding Dividend Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than 28 Rate Period Days.

          In no event shall the Maximum Rate exceed 15%; provided, however, that
                                                         --------  -------
in the  event  the Fund has  given  notification  prior to the  Applicable  Rate
Determination for the Rate Period pursuant to Section 6 of Part II hereof that any taxable income will be included in the dividend on VRDP Shares for that Rate Period, the Maximum Rate shall not exceed 15% divided by the quantity 1 minus the maximum marginal regular federal personal income tax rate applicable to ordinary income or the maximum marginal regular federal corporate income tax rate applicable to ordinary income, whichever is greater.

          (oo) "MINIMUM RATE PERIOD" shall mean any Rate Period consisting of seven Rate Period Days, as adjusted to reflect any changes when the regular day that is a Rate Determination Date is not a Business Day.

          (pp) "MOODY'S" shall mean Moody's Investors Service, a Delaware corporation, and its successors.

          (qq) "MOODY'S DISCOUNT FACTOR" means the discount factors set forth in the Moody's Guidelines for use in calculating the Discounted Value of the Fund's assets in connection with Moody's ratings of VRDP Shares.

          (rr) "MOODY'S ELIGIBLE ASSETS" means assets of the Fund set forth in the Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with Moody's ratings of VRDP Shares.

          (ss) "MOODY'S GUIDELINES" means the guidelines, as may be amended from time to time, in connection with Moody's ratings of VRDP Shares.

          (tt) "MUNICIPAL OBLIGATIONS" means municipal securities as described in the Offering Memorandum.

          (uu) "1940 ACT" means the Investment Company Act of 1940, as amended.

          (vv) "1940 ACT CURE DATE," with respect to the failure by the Fund to maintain the 1940 Act VRDP Asset Coverage (as required by Section 6 of Part I of this Statement) as of the last Business Day of each month, means the last Business Day of the following month.

          (ww) "1940 ACT VRDP ASSET COVERAGE" means asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of beneficial interest, including all outstanding VRDP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

          (xx) "NOTICE OF PROPOSED SPECIAL RATE PERIOD" means any notice with respect to a proposed Special Rate Period of VRDP Shares pursuant to paragraph
(c) of Section 4 of Part I of this Statement.

          (yy) "NOTICE OF PURCHASE" means, in connection with a Mandatory Tender or Optional Tender, a notice, substantially in the form attached to the VRDP Purchase Agreement, delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Purchase Agreement), indicating VRDP Shares to be purchased on a Purchase Date pursuant to the Purchase Obligation.

          (zz) "NOTICE OF REDEMPTION" means any notice with respect to the redemption of VRDP Shares pursuant to paragraph (c) of Section 10 of Part I of this Statement.

          (aaa) "NOTICE OF REVOCATION" means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to the

Tender and Paying Agent Agreement, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the VRDP Shares for sale on a Purchase Date pursuant to
Section 1 of Part II of this Statement.

          (bbb) "NOTICE OF SPECIAL RATE PERIOD" means any notice with respect to a Special Rate Period of VRDP Shares pursuant to paragraph (d)(i) of Section 4 of Part I of this Statement.

          (ccc) "NOTICE OF TENDER" means, in connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, indicating an intention to tender VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of this Statement.

          (ddd) "NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Fund or the Liquidity Provider, including, at the date hereof, Moody's and S&P.

          (eee) "OFFERING MEMORANDUM" means the offering memorandum in respect of the Fund's offering of Series 1 VRDP Shares, dated August 5, 2008, as amended, revised or supplemented from time to time, including in connection with any Remarketing, if applicable.

          (fff) "OPTIONAL TENDER" means any tender of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date, or (ii) pursuant to an attempted Remarketing shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Section 1 of Part II of this Statement and the VRDP Purchase Agreement.

          (ggg) "OTHER RATING AGENCY" means each NRSRO, if any, other than Moody's or S&P then providing a rating for the VRDP Shares pursuant to the request of the Fund.

          (hhh) "OTHER RATING AGENCY GUIDELINES" means the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency's rating of VRDP Shares.

          (iii) "OUTSTANDING" means, as of any date with respect to VRDP Shares of any Series, the number of shares of such Series theretofore issued by the Fund except, without duplication, (i) any shares of such Series theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redeemed by the Fund, (ii) any share with respect to which the Fund has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such VRDP Shares, pursuant to Section 10 of Part I of this Statement, (iii) any shares of such Series as to which the Fund shall be a Beneficial Owner, and (iv) any shares of such Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund; provided, however, with respect to clause (ii), any such
                       --------   -------
VRDP Share will be deemed to be Outstanding for purposes of the VRDP Purchase Agreement until redeemed by the Fund.

          (jjj) "PERSON" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

          (kkk) "PREFERRED SHARES" mean the preferred shares of the Fund, and includes the VRDP Shares.

          (lll)  "PRELIMINARY   NOTICE  OF  PURCHASE"  shall  have  the  meaning
specified in paragraph (b) of Section 2 of Part II of this Statement.

          (mmm)  "PRELIMINARY   REMARKETING   NOTICE"  shall  have  the  meaning
specified in paragraph (b) of Section 2 of Part II of this Statement.

          (nnn) "PURCHASE DATE," with respect to any purchase of VRDP Shares, means (i) the date specified in a Notice of Tender, which date shall be no earlier than the seventh day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, or such other date as provided pursuant to paragraph (g) of Section 1 of Part II of this Statement or (ii) any Mandatory Tender Date.

          (ooo) "PURCHASE OBLIGATION" means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Purchase Agreement to purchase Outstanding VRDP Shares from Beneficial Owners, in the case of Optional Tenders, and Holders, in the case of Mandatory Tenders, on any Purchase Date at the Purchase Price following delivery of a Notice of Purchase with respect to such VRDP Shares.

          (ppp) "PURCHASE PRICE" means an amount equal to the Liquidation Preference of any VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date.

          (qqq) "RATE DETERMINATION DATE" means, with respect to any Series of VRDP Shares, the last day of a Rate Period for such Series, or if such day is not a Business Day, the next succeeding Business Day; provided, however, that
                                                       --------   -------
the next succeeding Rate Determination Date will be the day of the week that is the regular Rate Determination Date if such day is a Business Day.

          (rrr) "RATE PERIOD," with respect to shares of a Series of VRDP, means the Initial Rate Period and any Subsequent Rate Period, including any Special Rate Period, of shares of such Series.

          (sss) "RATE PERIOD DAYS," for any Rate Period, means the number of days that would constitute such Rate Period but for the application of paragraph
(d) of Section 2 of Part I of this  Statement or  paragraph  (b) of Section 4 of
Part I of this Statement.

          (ttt) "RATING AGENCY" means each of Moody's (if Moody's is then rating VRDP Shares), S&P (if S&P is then rating VRDP Shares), and any Other Rating Agency.

          (uuu) "RATING AGENCY CERTIFICATE" has the meaning specified in paragraph (b) of Section 7 of Part I of this Statement.

          (vvv)  "RATING  AGENCY  GUIDELINES"  means  Moody's  Guidelines,   S&P
Guidelines and any Other Rating Agency Guidelines.

          (www)  "REDEMPTION  PRICE"  means  the  applicable   redemption  price
specified in paragraph (a) or (b) of Section 10 of Part I of this Statement.

          (xxx) "REFERENCE BANKS" means four major banks in the London interbank market selected by the Remarketing Agent or its affiliates or successors or such other party as the Fund may from time to time appoint.

          (yyy) "REMARKETING" means the remarketing of VRDP Shares by the Remarketing Agent on behalf of Beneficial Owners thereof pursuant to an Optional Tender as provided in the Remarketing Agreement and Part II of this Statement.

          (zzz) "REMARKETING AGENT" means the entity appointed as such by a resolution of the Board of Trustees and any additional or successor companies or entities appointed by the Board of Trustees which have entered into a Remarketing Agreement with the Fund.

          (aaaa) "REMARKETING AGREEMENT" means the agreement among the Fund, the Investment Adviser, the Liquidity Provider and the Remarketing Agent, which provides, among other things, that the Remarketing Agent will follow the Applicable Rate Determination procedures for purposes of determining the Applicable Rate for shares of a Series of VRDP and the Remarketing Procedures.

          (bbbb) "REMARKETING PROCEDURES" means the procedures for conducting Remarketings set forth in Part II of this Statement.

          (cccc) "REQUISITE NRSROS" means (i) any two NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer, or
(ii) if only one NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time the fund Acquires (as such term is defined in Rule 2a-7 under the 1940 Act) the security, that NRSRO.

          (dddd) "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a New York corporation, and its successors.

          (eeee) "S&P DISCOUNT FACTOR" means the discount factors set forth in the S&P Guidelines for use in calculating the Discounted Value of the Fund's assets in connection with S&P ratings of VRDP Shares.

          (ffff) "S&P ELIGIBLE ASSETS" means assets of the Fund set forth in the S&P Guidelines as eligible for inclusion in calculating the Discounted Value of the Fund's assets in connection with S&P ratings of VRDP Shares.

          (gggg) "S&P GUIDELINES" means the guidelines, as may be amended from time to time, in connection with S&P ratings of VRDP Shares.

          (hhhh) "SCHEDULED TERMINATION DATE" means August 9, 2010, or any succeeding date to which the term of the VRDP Purchase Agreement is extended.

          (iiii) "SEC" means the Securities and Exchange Commission.

          (jjjj) "SECURITIES ACT" means the Securities Act of 1933, as amended.

          (kkkk) "SECURITIES DEPOSITORY" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.

          (llll) "SETTLEMENT DATE" means the same Business Day as a Purchase Date applicable to a VRDP Share.

          (mmmm) "SPECIAL OPTIONAL TENDER PROVISIONS" shall have the meaning specified in paragraph (g) of Section 1 of Part II of this Statement.

          (nnnn) "SPECIAL RATE PERIOD," with respect to shares of a Series of VRDP, shall have the meaning specified in paragraph (a) of Section 4 of Part I of this Statement.

          (oooo)  "SPECIAL   REDEMPTION   PROVISIONS"  shall  have  the  meaning
specified in paragraph (a)(i) of Section 10 of Part I of this Statement.

          (pppp) "STATEMENT" shall have the meaning specified on the first page of this Statement.

          (qqqq) "SUBSEQUENT RATE PERIOD," with respect to shares of a Series of VRDP, means the period from, and including, the first day following the Initial Rate Period of shares of such Series to, and including, the next Rate Determination Date for shares of such Series and any period thereafter from, and including, the first day following a Rate Determination Date for shares of such Series to, and including, the next succeeding Rate Determination Date for shares of such Series; provided, however,
                                                              --------  -------
that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on, and including, the last day of the last Dividend Period thereof; except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period.

          (rrrr) "SUBSTITUTE LIBOR DEALER" means any LIBOR Dealer selected by the Fund; provided that none of such entities shall be an existing LIBOR Dealer.

          (ssss) "TAXABLE ALLOCATION" shall have the meaning specified in paragraph (a) of Section 3 of Part I of this Statement.

          (tttt) "TENDER AND PAYING AGENT" means The Bank of New York Mellon, or any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund's tender agent, transfer agent, and registrar, dividend disbursing agent, and paying agent and redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to each Series of VRDP Shares.

          (uuuu) "TENDER AND PAYING AGENT AGREEMENT" means the agreement between the Fund and the Tender and Paying Agent pursuant to which The Bank of New York Mellon, or any successor, acts as Tender and Paying Agent.

          (vvvv) "U.S. GOVERNMENT SECURITIES" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

          (wwww) "VALUATION DATE" means, for purposes of determining whether the Fund is maintaining the VRDP Basic Maintenance Amount, each Business Day commencing with the Date of Original Issue.

          (xxxx) "VOTING  PERIOD" shall have the meaning  specified in paragraph
(b)(i) of Section 5 of Part I of this Statement.

          (yyyy) "VRDP BASIC MAINTENANCE AMOUNT," as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

          (zzzz) "VRDP BASIC MAINTENANCE CURE DATE," with respect to the failure by the Fund to satisfy the VRDP Basic Maintenance Amount (as required by paragraph (a) of Section 7 of Part I of this Statement) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than 10 calendar days following such Valuation Date.

          (aaaaa) "VRDP BASIC MAINTENANCE REPORt" shall have the meaning set forth in the Rating Agency Guidelines.

          (bbbbb) "VRDP PURCHASE AGREEMENT" means the agreement, dated August 7, 2008, between the Liquidity Provider and the Tender and Payment Agent, as amended, modified or supplemented, or any Alternate VRDP Purchase Agreement.

          (ccccc) "VRDP FEE AGREEMENT" means the VRDP Fee Agreement, dated August 7, 2008, between the Fund and the Liquidity Provider, as amended, modified or supplemented from time to time or any similar agreement with a successor Liquidity Provider.

                                     PART I

     1.   NUMBER OF AUTHORIZED SHARES.

          The initial number of authorized shares constituting Series 1 VRDP is as set forth above under the title "Designation."

     2.   DIVIDENDS.

          (a)  RANKING.

          The shares of a Series of VRDP shall rank on a parity with each other, with shares of any other Series of VRDP and with shares of any other Series of Preferred Shares as to the payment of dividends by the Fund.

          (b)  CUMULATIVE  CASH  DIVIDENDS.

          The Holders of VRDP Shares of any Series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in paragraph (e) of this Section 2, and no more (except to the extent set forth in Section 3 of Part I of this Statement and Section 6 of Part II of this Statement), payable on the Dividend Payment Dates with respect to shares of such Series determined pursuant to paragraph (d) of this
Section 2. Holders of VRDP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on VRDP Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on VRDP Shares which may be in arrears, and, except to the extent set forth in paragraph (e)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage.

          (c) DIVIDENDS  CUMULATIVE  FROM DATE OF ORIGINAL  ISSUE.

          Dividends on VRDP Shares of any Series shall be declared daily and accumulate at the Applicable Rate for shares of such Series from the Date of Original Issue thereof.

          (d)  DIVIDEND  PAYMENT  DATES AND  ADJUSTMENT  THEREOF.

          The Dividend Payment Date with respect to shares of a Series of VRDP shall be the first Business Day of each calendar month; provided, however, that:
                                                        --------  -------

               (i) notwithstanding the foregoing, the Fund in its discretion may establish more frequent Dividend Payment Dates than monthly in respect of any Minimum Rate Period, and the Dividend Payment Date for the Dividend Period prior to the commencement of a Special Rate Period shall be the Business Day immediately preceding the first day of such Special Rate Period; and

               (ii) notwithstanding the foregoing, the Fund in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a Series of VRDP consisting of more than seven Rate Period Days; provided, however, that such dates shall be set forth in the
                  --------   -------
     Notice of Proposed Special Rate Period and Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Remarketing Agent, which Notice of Proposed Special Rate Period and Notice of Special Rate Period shall be filed with the Secretary of the Fund; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with paragraph (b) of
     Section 4 of Part I of this Statement.

          (e) APPLICABLE RATES AND CALCULATION OF DIVIDENDS.

               (i) APPLICABLE RATES. The dividend rate on VRDP Shares of any Series during the period from and after the Date of Original Issue of shares of such Series to and including the last day of the Initial Rate Period of shares of such Series shall be equal to the rate per annum set forth with respect to the shares of such Series under "Designation" above. Except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period. For each Subsequent Rate Period of shares of such Series thereafter, the dividend rate on shares of such Series shall be equal to the rate per annum that results from the Applicable Rate Determination for shares of such Series on the Rate Determination Date next preceding such Subsequent Rate Period; provided, however, that if:
                                            --------  -------

                    (A) an Applicable Rate Determination for any such Subsequent Rate Period is not held for any reason other than as described below, the dividend rate on shares of such Series for such Subsequent Rate Period will be adjusted to the Maximum Rate for shares of such Series on the Rate Determination Date therefor;

                    (B) in the event of a Failed Remarketing Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread), and the Maximum Rate will continue to be the Applicable Rate (i) until the first day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and (ii) until the first day of the next succeeding Dividend Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than 28 Rate Period Days;

                    (C) any Failure to Deposit shall have occurred with respect to shares of such Series during any Dividend Period thereof, but, prior to 12:00 noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this Section 2 and the Fund shall have paid to the Tender and Paying Agent a late charge ("Late Charge") equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Tender and Paying Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (x) the Applicable Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this
          Section 2  (including  the day such  Failure  to  Deposit  occurs  and
          excluding   the  day  such  Failure  to  Deposit  is  cured)  and  the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such Series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Tender and Paying Agent the Redemption Price of the shares, if any, of such Series for which Notice of Redemption has been provided by the Fund pursuant to paragraph (c) of
          Section 10 of Part I of this Statement, an amount computed by multiplying, (x) for the Rate Period during which such Failure to Deposit occurs on the redemption date, the Applicable Rate plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such Series to be redeemed, no Remarketing will be held in respect of shares of such Series for the Subsequent Rate Period thereof and the dividend rate for shares of such Series for such Subsequent Rate Period will be the Maximum Rate for shares of such Series on the Rate Determination Date for such Subsequent Rate Period; or

                    (D) any Failure to Deposit shall have occurred with respect to shares of such Series during any Dividend Period thereof, and, prior to 12:00 noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this Section 2 or the Fund shall not have paid the applicable Late Charge to the Tender and Paying Agent, no Applicable Rate Determination will occur in respect of shares of such Series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 and (2) the Fund pays the applicable Late Charge to the Tender and Paying Agent (the condition set forth in this clause (2) to apply only in the event Moody's is rating such shares at the time the Fund cures such Failure to Deposit), in each case no later than 12:00 noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such Series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Rate Determination Date for such Subsequent Rate Period (but with the prevailing rating for shares of such Series, for purposes of determining such Maximum Rate, being deemed to be "below 'Baa3'/'BBB-'").

          Each dividend rate determined in accordance with this paragraph (e)(i) of Section 2 of Part I of this Statement shall be an "Applicable Rate."

               (ii) CALCULATION OF DIVIDENDS. The amount of dividends per share payable on shares of a Series of VRDP on any Dividend Payment Date shall be computed by multiplying the Applicable Rate for shares of such Series for each Rate Period in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof for which each Applicable Rate is in effect and the denominator of which shall be the actual number of days in the year (365 or 366), and applying each rate obtained against $100,000.

          (f) CURING A FAILURE TO DEPOSIT.

          A Failure to Deposit with respect to shares of a Series of VRDP shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Tender and Paying Agent) with respect to any Dividend Period of shares of such Series if, within the respective time periods described in paragraph (e)(i) of this Section 2, the Fund shall have paid to the Tender and Paying Agent (A) all accumulated but unpaid dividends on shares of such Series and (B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been provided by the Fund pursuant to paragraph (c) of Section 10 of Part I of this Statement; provided, however, that the foregoing clause (B)
                              --------   -------
shall not apply to the Fund's failure to pay the Redemption Price in respect of VRDP Shares when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

          (g) DIVIDEND PAYMENTS BY FUND TO TENDER AND PAYING AGENT.

          The Fund shall pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, five Business Days preceding each Dividend Payment Date for shares of a Series of VRDP, an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of shares of such Series on such Dividend Payment Date. If an aggregate amount of funds equal to the dividends to be paid to all Holders of shares of such Series on such Dividend Payment Date are not available in The City of New York, New York, on the Business Day immediately preceding such Dividend Payment Date, the Tender and Paying Agent will notify the Liquidity Provider by Electronic Means of such fact prior to the close of business on such day.

          (h) TENDER AND PAYING AGENT AS TRUSTEE OF DIVIDEND PAYMENTS BY FUND.

          All Deposit Securities paid to the Tender and Paying Agent for the payment of dividends (or for the payment of any late charge) shall be held in trust for the payment of such dividends (and any such late charge) by the Tender and Paying Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. Any moneys paid to the Tender and

Paying Agent in accordance with the foregoing but not applied by the Tender and Paying Agent to the payment of dividends (and any such late charge) will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were so to have been applied upon request of the Fund.

          (i) DIVIDENDS PAID TO HOLDERS.

          Each dividend on VRDP Shares shall be declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date. In connection with any transfer of VRDP Shares, the transferor as Beneficial Owner of VRDP Shares shall be deemed to have agreed pursuant to the terms of the VRDP Shares to transfer to the transferee the right to receive from the Fund any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of the VRDP Shares in exchange for payment of the Purchase Price for such VRDP Shares by the transferee.

          (j)  DIVIDENDS  CREDITED  AGAINST  EARLIEST   ACCUMULATED  BUT  UNPAID
DIVIDENDS.

          Any dividend payment made on VRDP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

          (k) DIVIDENDS DESIGNATED AS EXEMPT-INTEREST DIVIDENDS.

          Dividends on VRDP Shares shall be designated as exempt-interest dividends up to the amount of tax-exempt income of the Fund, to the extent permitted by, and for purposes of, Section 852 of the Code.

     3.   GROSS-UP PAYMENTS.

          Holders of VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, dividends in an amount equal to the aggregate Gross-up Payments as follows:

          (a) If the Fund allocates any net capital gains or other income taxable for federal income tax purposes to a dividend paid on VRDP Shares without either having given advance notice thereof to the Remarketing Agent or simultaneously increasing such dividend payment by an additional amount, both as provided in Section 6 of Part II of this Statement (such allocation being referred to herein as a "Taxable Allocation"), the Fund shall, prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Remarketing Agent and direct the Tender and Paying Agent to send such notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Fund.

          (b) The Fund shall not be required to make Gross-up Payments with respect to any net capital gains or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund.

     4.   DESIGNATION OF SPECIAL RATE PERIODS.

          (a) LENGTH OF AND PRECONDITIONS FOR SPECIAL RATE PERIOD.

          The Fund, at its option, may designate any succeeding Subsequent Rate Period of shares of a Series of VRDP as a Special Rate Period consisting of a specified number of Rate Period Days evenly divisible by seven and not more than 1,820, subject to adjustment as provided in paragraph (b) of this Section 4. A designation of a Special Rate Period shall be effective only if (A) it is permitted by applicable law and the Declaration, (B) notice thereof shall have been given in accordance with paragraph (c) and paragraph (d)(i) of this Section 4, (C) no VRDP Shares of any Series are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date for such proposed Special Rate Period or on the first day of such Special Rate Period and full cumulative dividends and any amounts due with respect to redemptions payable prior to such date have been paid in full, and
(D) if any Notice of Redemption shall have been provided by the Fund pursuant to paragraph (c) of Section 10 of Part I of this Statement with respect to any shares of such Series, the Redemption Price with respect to such shares shall have been deposited with the Tender and Paying Agent. In the event the Fund wishes to designate any succeeding Subsequent Rate Period for shares of a Series of VRDP as a Special Rate Period consisting of more than 28 Rate Period Days, the Fund shall notify Moody's (if Moody's is then rating such series) and S&P (if S&P is then rating such series) in advance of the commencement of such Subsequent Rate Period that the Fund wishes to designate such Subsequent Rate Period as a Special Rate Period and shall provide Moody's (if Moody's is then rating such series) and S&P (if S&P is then rating such series) with such documents as either may request.

          (b) ADJUSTMENT OF LENGTH OF SPECIAL RATE PERIOD.

          In the event the Fund wishes to designate a Subsequent Rate Period as a Special Rate Period, but the day that would otherwise be the last day of such Special Rate Period is not a Wednesday that is a Business Day in the case of a Series of VRDP designated as "Series 1 Variable Rate Demand Preferred Shares", then the Special Rate Period shall end on the next Business Day and the succeeding Subsequent Rate Period will end on the following Wednesday.

          (c) NOTICE OF PROPOSED SPECIAL RATE PERIOD.

          If the Fund proposes to designate any succeeding Subsequent Rate Period of shares of a Series of VRDP as a Special Rate Period pursuant to paragraph (a) of this Section 4, not less than 20 (or such lesser number of days as may be agreed to from time to time by the Remarketing Agent) nor more than 30 days prior to the date the Fund proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice ("Notice of Proposed Special Rate Period") shall be mailed by the Fund by first-class mail, postage prepaid, to the Holders of shares of such series with copies provided to the Tender and Paying Agent, the Liquidity Provider and the Remarketing Agent. Each such notice shall state
(A) that the Fund may exercise its option to designate a succeeding Subsequent Rate Period of shares of such Series as a Special Rate Period, specifying the first day thereof, (B) that the Fund will, by 11:00 a.m., New York City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Remarketing Agent) notify the Remarketing Agent of either (x) its determination, subject to certain conditions, to exercise such option, or (y) its determination not to exercise such option, (C) the Rate Determination Date immediately prior to the first day of such Special Rate Period, (D) that such Special Rate Period shall not commence if (1) any VRDP Shares of any Series are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date for such proposed Special Rate Period or on the first day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (E) the scheduled Dividend Payment Dates for shares of such Series during such Special Rate Period, (F) the Special Redemption Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period and (G) the Special Optional Tender Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period.

          (d) NOTICE OF SPECIAL RATE PERIOD.

          No later than 11:00 a.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a Series of VRDP as to which notice has been given as set forth in paragraph
(c) of this Section 4 (or such later time or date, or both, as may be agreed to by the Remarketing Agent), the Fund shall deliver to the Remarketing Agent and the Liquidity Provider either:

               (i) a notice ("Notice of Special Rate Period") stating (A) that the Fund has determined to designate the next succeeding Rate Period of shares of such Series as a Special Rate Period, specifying the same and the first day thereof, (B) the Rate Determination Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) any VRDP Shares of any Series are owned by the Liquidity Provider pursuant to the Purchase Obligation on either such Rate Determination Date or on the first day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (D) the scheduled Dividend Payment Dates for shares of such Series during such Special Rate Period, (E) the Special Redemption Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period and (F) the Special Optional Tender Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period, such notice to be accompanied by a VRDP Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is then rating such Series) and S&P Eligible Assets (if S&P is then rating such Series) each have an aggregate Discounted Value at least equal to the VRDP Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Rate Determination Date for the proposed Special Rate Period, and (b) the Moody's Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Exposure Period (as defined in the Moody's Guidelines) longer than the Exposure Period then applicable to the Fund, as described in the Moody's Guidelines); or

               (ii) a notice stating that the Fund has determined not to exercise its option to designate a Special Rate Period of shares of such Series and that the next succeeding Rate Period of shares of such Series shall be a Minimum Rate Period.

          (e) FAILURE TO DELIVER NOTICE OF SPECIAL RATE PERIOD.

          If the Fund fails to deliver either of the notices described in paragraphs (d)(i) or (d)(ii) of this Section 4 (and, in the case of the notice described in paragraph (d)(i) of this Section 4, a VRDP Basic Maintenance Report to the effect set forth in such paragraph (if either Moody's or S&P is then rating the Series in question)) with respect to any designation of any proposed Special Rate Period to the Remarketing Agent and the Liquidity Provider by 11:00 a.m., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Remarketing Agent and the Liquidity Provider), the Fund shall be deemed to have delivered a notice to the Remarketing Agent and the Liquidity Provider with respect to such Special Rate Period to the effect set forth in paragraph (d)(ii) of this Section 4. In the event the Fund delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph (d)(i) of this Section 4, it shall file a copy of such notice with the Secretary of the Fund, and the contents of such notice shall be binding on the Fund. In the event the Fund delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph (d)(ii) of this Section 4, the Fund will provide Moody's (if Moody's is then rating the Series in question) and S&P (if S&P is then rating the Series in question) a copy of such notice.

     5.   VOTING RIGHTS.

          (a) ONE VOTE PER VRDP SHARE.

          Except  as  otherwise  provided  in the  Declaration  or as  otherwise required by law, (i) each Holder of VRDP Shares shall be entitled to one vote for each VRDP Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of outstanding Preferred Shares, including each VRDP Share, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares,
        --------   -------
including VRDP Shares, voting as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund, shall be entitled to elect two trustees of the Fund at all times, each Preferred Share, including each VRDP Share, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 5, the holders of outstanding Common Shares and Preferred Shares, including VRDP Shares, voting together as a single class, shall elect the balance of the trustees.

          (b) VOTING FOR ADDITIONAL TRUSTEES.

               (i) VOTING PERIOD. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this paragraph
     (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including VRDP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including VRDP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

                    (A) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including VRDP Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Tender and Paying Agent for the payment of such accumulated dividends; or

                    (B) if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Fund.

          Upon the termination of a Voting Period, the voting rights described in this paragraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph (b)(i).

               (ii) NOTICE OF SPECIAL MEETING. As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph (b)(i) of this Section 5, the Fund shall call a special meeting of such holders, and the Fund shall mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If a special meeting is not called by the Fund, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of trustees prescribed in paragraph (b)(i) of this Section 5 on a one-vote-per-share basis.

               (iii) TERMS OF OFFICE OF EXISTING TRUSTEES. The terms of office of all persons who are trustees of the Fund at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent trustees elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

               (iv) TERMS OF OFFICE OF CERTAIN TRUSTEES TO TERMINATE UPON TERMINATION OF VOTING PERIOD. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph
     (b)(i) of this Section 5 shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph
     (b)(i) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (b)(i) of this Section 5.

          (c) HOLDERS OF VRDP TO VOTE ON CERTAIN OTHER MATTERS.

               (i) INCREASES IN CAPITALIZATION AND CERTAIN AMENDMENTS. So long as any VRDP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the VRDP Shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a) authorize, create or issue any class or Series of shares ranking prior to or on a parity with VRDP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund or authorize, create or issue additional shares of any Series of VRDP Shares (except that, notwithstanding the foregoing, but subject to the provisions of Section 9 of Part I of this Statement, the Board of Trustees, without the vote or consent of the Holders of VRDP, may from time to time authorize and create, and the Fund may from time to time issue additional shares of, any Series of VRDP, or classes or Series of Preferred Shares ranking on a parity with VRDP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund), or (b) amend, alter or repeal the provisions of the Declaration, or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such VRDP Shares or the Holders thereof; provided, however, that (i) none of the actions permitted by the
               --------   -------
     exception to (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of a VRDP Share will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of VRDP Shares and (iii) the authorization, creation and issuance of classes or Series of shares ranking junior to VRDP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, will be deemed to affect such preferences, rights or powers only if Moody's or S&P is then rating VRDP Shares and such issuance would, at the time thereof, cause the Fund not to satisfy the 1940 Act VRDP Asset Coverage or the VRDP Basic Maintenance Amount. For purposes of the foregoing, except as otherwise set forth in the Statement, no matter shall be deemed to materially and adversely affect any right, preference or power of the VRDP Shares or the Holders thereof unless such matter (i) alters or abolishes any preferential right of such series; (ii) creates, alters or abolishes any right in respect of redemption of such series; or (iii) creates or alters (other than to abolish or to comply with applicable law) any restriction on transfer applicable to such series. So long as any VRDP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the VRDP Shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more Series (the "Affected Series") of VRDP in a manner different from any other Series of VRDP, the Fund will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

               (ii) 1940 ACT MATTERS. Unless a higher percentage is provided for in the Declaration, (A) the affirmative vote of the Holders of at least a "majority of the Outstanding Preferred Shares," including VRDP Shares, outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Fund from a closed-end to an open-end investment company and (B) the affirmative vote of the Holders of a "majority of the outstanding Preferred Shares," including VRDP Shares, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the Holders of a "majority of the outstanding Preferred Shares," including VRDP Shares, voting as a separate class, shall be required to approve any action not described in the first sentence of this Section 5(c)(ii) requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of VRDP is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Fund shall, not later than 10 Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the VRDP Shares) and S&P (if S&P is then rating the VRDP Shares) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Fund shall, not later than 10 Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the VRDP Shares) of the results of such vote.

          (d) BOARD MAY TAKE CERTAIN ACTIONS WITHOUT SHAREHOLDER APPROVAL.

          The Board of Trustees, without the vote or consent of any holder of Preferred Shares, including any Series of VRDP, or any other shareholder of the Fund, may from time to time adopt, amend, alter or repeal any or all of the definitions contained herein, add covenants and other obligations of the Fund, or confirm the applicability of covenants and other obligations set forth herein, in connection with obtaining or maintaining the rating of any Rating Agency which is then rating the VRDP, and any such adoption, amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of Preferred Shares, including VRDP Shares, or the Holders thereof, provided that the Board of Trustees receives written confirmation from such Rating Agency, as applicable (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of any Series of VRDP) that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such Rating Agency.

          Notwithstanding anything herein to the contrary, the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees and any holder of shares of Preferred Shares, including any Series of VRDP, or any other shareholder of the Fund.

          In addition, subject to compliance with applicable law, the Board of Trustees may amend the definition of Maximum Rate to increase the Applicable Percentage by which the LIBOR Rate is multiplied to determine the Maximum Rate shown therein without the vote or consent of the holders of the Preferred Shares, including any Series of VRDP, or any other shareholder of the Fund, and without receiving any confirmation from any Rating Agency after consultation with the Remarketing Agent, provided that immediately following any such increase the Fund would be in compliance with the Rating Agency Guidelines.

          (e) VOTING RIGHTS SET FORTH HEREIN ARE SOLE VOTING RIGHTS.

          Unless otherwise required by law, the Holders of VRDP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

          (f) NO PREEMPTIVE RIGHTS OR CUMULATIVE VOTING.

          The Holders of VRDP Shares shall have no preemptive rights or rights to cumulative voting.

          (g)  VOTING  FOR  TRUSTEES  SOLE  REMEDY  FOR  FUND'S  FAILURE  TO PAY
DIVIDENDS.

          In the event that the Fund fails to pay any dividends on the VRDP Shares, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 5.

          (h) HOLDERS ENTITLED TO VOTE.

          For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement, by the other provisions of the Declaration, by statute or otherwise, no Holder shall be entitled to vote any VRDP Share and no VRDP Share shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been provided as set forth in paragraph (c) of Section 10 of Part I of this Statement and Deposit Securities in an amount equal to the Redemption Price for the redemption of such shares shall have been deposited in trust with the Tender and Paying Agent for that purpose. VRDP Shares held by the Fund or any affiliate of the Fund (except for shares held by an Agent Member that is an affiliate of the Fund for the account of its customers) shall not have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

     6.   1940 ACT VRDP ASSET COVERAGE.

          The Fund shall maintain, as of the last Business Day of each month in which any VRDP Share is outstanding, the 1940 Act VRDP Asset Coverage.

     7.   VRDP BASIC MAINTENANCE AMOUNT.

          (a) So long as VRDP Shares are outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the VRDP Basic Maintenance Amount (if Moody's is then rating the VRDP Shares) and (ii) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the VRDP Basic Maintenance Amount (if S&P is then rating the VRDP Shares).

          (b) The Fund shall deliver to each Rating Agency which is then rating VRDP Shares and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding 1940 Act VRDP Asset Coverage, VRDP Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a "Rating Agency Certificate"). A failure by the Fund to deliver a Rating Agency Certificate with respect to the VRDP Basic Maintenance Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the Discounted Value for all assets of the Fund is less than the VRDP Basic Maintenance Amount, as of the relevant Valuation Date.

     8.   RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

          (a) DIVIDENDS ON PREFERRED SHARES OTHER THAN VRDP.

          Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or Series of shares of beneficial interest of the Fund ranking, as to the payment of dividends, on a parity with VRDP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of VRDP through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each Series of VRDP through its most recent Dividend Payment Date or upon the shares of any other class or Series of shares of beneficial interest of the Fund ranking on a parity as to the payment of dividends with VRDP Shares through their most recent respective dividend payment dates, all dividends declared upon VRDP Shares and any other such class or Series of shares of beneficial interest ranking on a parity as to the payment of dividends with VRDP Shares shall be declared pro rata so that the amount of dividends declared per share on VRDP Shares and such other class or Series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the VRDP Shares and such other class or Series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per VRDP Share shall be based on the Applicable Rate for such share for the Dividend Periods during which dividends were not paid in full).

          (b) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO COMMON SHARES UNDER THE 1940 ACT.

          The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

          (c) OTHER RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

          For so long as any VRDP Share is outstanding, and except as set forth in paragraph (a) of this Section 8 and paragraph (c) of Section 11 of this Part I, (A) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to or on a parity with the VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with VRDP as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each Series of VRDP through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Tender and Paying Agent and
(ii) the Fund has redeemed the full number of VRDP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Fund ranking junior to VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the VRDP Shares) and S&P Eligible Assets (if S&P is then rating the VRDP Shares) would each at least equal the VRDP Basic Maintenance Amount.

     9.   RATING AGENCY RESTRICTIONS.

          For so long as any VRDP Shares are Outstanding and any Rating Agency is then rating the VRDP Shares, the Fund will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Series of VRDP.

     10.  REDEMPTION.

          (a) OPTIONAL REDEMPTION.

               (i) Subject to the provisions of paragraph (iv) of this paragraph
     (a), VRDP of any Series may be redeemed, at the option of the Fund, at any time, as a whole or from time to time in part, out of funds legally available therefor, at a redemption price per share equal to the sum of $100,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to, but not including, the date fixed for redemption; provided, however, that (1) shares of a Series of VRDP may
                      --------  -------
     not be redeemed in part if after such partial redemption fewer than 50 shares of such Series remain outstanding; (2) shares of a Series of VRDP are not redeemable by the Fund during the Initial Rate Period; and (3) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Rate Period relating to a Special Rate Period of shares of a Series of VRDP, as delivered to the Remarketing Agent and filed with the Secretary of the Fund, may provide that shares of such Series shall not be redeemable during the whole or any part of such Special Rate Period or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein ("Special Redemption Provisions").

               (ii) A Notice of Special Rate Period relating to shares of a Series of VRDP for a Special Rate Period thereof may contain Special Redemption Provisions only if the Fund's Board of Trustees, after consultation with the Remarketing Agent and the Liquidity Provider, determines that such Special Redemption Provisions are in the best interest of the Fund.

               (iii) If fewer than all of the outstanding shares of a Series of VRDP are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares of such Series to be redeemed shall be selected either pro rata from the Holders of shares of such Series in proportion to the number of shares of such Series held by such Holders or by lot or in such manner as the Fund's Board of

     Trustees may determine to be fair and equitable. The Fund's Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which VRDP Shares will be redeemed from time to time.

               (iv) The Fund may not on any date mail a Notice of Redemption pursuant to paragraph (c) of this Section 10 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (a) the Fund has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of VRDP Shares by reason of the redemption of such shares on such redemption date and (b) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the VRDP Shares) and the Discounted Value of S&P Eligible Assets (if S&P is then rating the VRDP Shares) each at least equals the VRDP Basic Maintenance Amount, and would at least equal the VRDP Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (b) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the VRDP Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Fund, as described in the definition of Moody's Discount Factor herein.

          (b) MANDATORY REDEMPTION.

          The Fund shall redeem all Outstanding VRDP Shares on August 1, 2038, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, such date. The Fund also shall redeem, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but excluding) the date fixed by the Board of Trustees for redemption, certain of the VRDP Shares, if the Fund fails to have either Moody's Eligible Assets (if Moody's is then rating the VRDP Shares) with a Discounted Value or S&P Eligible Assets (if S&P is then rating the VRDP Shares) with a Discounted Value greater than or equal to the VRDP Basic Maintenance Amount or fails to maintain the 1940 Act VRDP Asset Coverage, in accordance with this Statement and the requirements of the Rating Agency or Rating Agencies then rating the VRDP Shares, and such failure is not cured on or before the VRDP Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of VRDP Shares to be redeemed shall be equal to the lesser of (i) the minimum number of VRDP Shares, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would result in the Fund's having both Moody's Eligible Assets (if Moody's is then rating the VRDP Shares) with a Discounted Value and S&P Eligible Assets (if S&P is then rating the VRDP Shares) with a Discounted Value greater than or equal to the VRDP Basic Maintenance Amount or maintaining the 1940 Act VRDP Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no
                                        --------   -------
such minimum number of VRDP Shares and other Preferred Shares the redemption or retirement of which would have such result, all VRDP Shares and Preferred Shares then outstanding shall be redeemed), and (ii) the maximum number of VRDP Shares, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. In determining the VRDP Shares required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the VRDP Basic Maintenance Amount or the 1940 Act VRDP Asset Coverage, as the case may be, pro rata among VRDP Shares and other Preferred Shares (and, then, pro rata among each Series of VRDP) subject to redemption or retirement. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 10 days nor later than 40 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of VRDP Shares and other Preferred Shares which are subject to redemption or retirement or the Fund otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Fund shall redeem those VRDP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a Series of VRDP are to be redeemed pursuant to this paragraph (b), the number of shares of such Series to be redeemed shall be redeemed pro rata, by lot or other fair method, from the Holders of shares of such Series in proportion to the number of shares of such Series held by such Holders.

          (c) NOTICE OF REDEMPTION.

          If the Fund shall determine or be required to redeem, in whole or in part, shares of a Series of VRDP pursuant to paragraph (a) or (b) of this
Section 10, the Fund will mail a notice of redemption (the "Notice of Redemption"), by first class mail, postage prepaid, to Holders thereof and the Liquidity Provider, or request the Tender and Paying Agent, on behalf of the Fund to promptly do so by such method or by Electronic Means so long as the Notice of Redemption is furnished by the Fund to the Tender and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Tender and Paying Agent. A Notice of Redemption shall be provided not less than 10 days prior to the date fixed for redemption in such Notice of Redemption (the "Redemption Date"). Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of VRDP Shares to be redeemed and the Series thereof; (iii) the CUSIP number for VRDP Shares of such Series; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the VRDP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of this Statement under which such redemption is made. If fewer than all VRDP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VRDP Shares to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to this Statement that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

          (d) NO REDEMPTION UNDER CERTAIN CIRCUMSTANCES.

          Notwithstanding  the  provisions  of  paragraphs  (a) or  (b) of  this
Section 10, if any dividends on shares of a Series of VRDP (whether or not earned or declared) are in arrears, no shares of such Series shall be redeemed unless all outstanding shares of such Series are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or
--------   -------
acquisition of all outstanding shares of such Series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

          (e) ABSENCE OF FUNDS AVAILABLE FOR REDEMPTION.

          To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem VRDP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing
                                         --------   -------
shall not apply in the case of the Fund's failure to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares where
(1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed VRDP Shares for which a Notice of Redemption has been provided, dividends may be declared and paid on VRDP Shares and shall include those VRDP Shares for which a Notice of Redemption has been provided.

          (f) TENDER AND PAYING AGENT AS TRUSTEE OF REDEMPTION PAYMENTS BY FUND.

          All moneys paid to the Tender and Paying Agent for payment of the Redemption Price of VRDP Shares called for redemption shall be held in trust by the Tender and Paying Agent for the benefit of Holders of shares so to be redeemed.

          (g) SHARES FOR WHICH NOTICE OF REDEMPTION HAS BEEN GIVEN ARE NO LONGER OUTSTANDING.

          Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, upon the deposit with the Tender and Paying Agent of Deposit Securities in an amount sufficient to redeem the VRDP Shares that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding, except as noted below with respect to the VRDP Purchase Agreement, for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraph
(e)(i) of Section 2 of this Part I and in Section 3 of Part I of this Statement. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Tender and Paying Agent to the Holders of VRDP Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Tender and Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Tender and Paying Agent in excess of (i) the aggregate Redemption Price of the VRDP Shares called for redemption on such date and (ii) all other amounts to which Holders of VRDP Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of VRDP Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled. The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited. Notwithstanding the foregoing, VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Purchase Agreement until redeemed by the Fund.

          (h) COMPLIANCE WITH APPLICABLE LAW.

          In effecting any redemption pursuant to this Section 10, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.

          (i) ONLY WHOLE VRDP SHARES MAY BE REDEEMED.

          In the case of any redemption pursuant to this Section 10, only whole VRDP Shares shall be redeemed, and in the event that any provision of the Declaration would require redemption of a fractional share, the Remarketing Agent shall be authorized to round up so that only whole shares are redeemed.

          (j) MODIFICATION OF REDEMPTION PROCEDURES.

          Notwithstanding the foregoing provisions of this Section 10, the Fund may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption for the VRDP Shares, provided that such modification does not materially and adversely affect the Holders of the VRDP Shares or cause the Fund to violate any law, rule or regulation; and provided further that no such modification shall in any way alter the obligations of the Tender and Paying Agent without its prior written consent. Furthermore, if in the sole discretion of the Board of Trustees, after consultation with counsel, modification of the foregoing redemption provisions are permissible under the rules and regulations or interpretations of the SEC and the Code with respect to the redemption of shares owned by the Liquidity Provider, the Board of Trustees, without shareholder approval, by resolution may modify such redemption procedures.

     11.  LIQUIDATION RIGHTS.

          (a) RANKING.

          The shares of a Series of VRDP shall rank on a parity with each other, with shares of any other Series of VRDP and with shares of any other Series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

          (b) DISTRIBUTIONS UPON LIQUIDATION.

          Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of VRDP Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the VRDP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 3 of Part I of this Statement in connection with the liquidation of the Fund. After the payment to the Holders of the VRDP Shares of the full preferential amounts provided for in this paragraph (b), the Holders of VRDP Shares as such shall have no right or claim to any of the remaining assets of the Fund.

          (c) PRO RATA DISTRIBUTIONS.

          In the event the assets of the Fund available for distribution to the Holders of VRDP Shares upon any dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph
(b) of this Section 11, no such distribution shall be made on account of any shares of any other class or Series of Preferred Shares ranking on a parity with the VRDP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VRDP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          (d) RIGHTS OF JUNIOR SHARES.

          Subject to the rights of the holders of shares of any Series or class or classes of shares ranking on a parity with the VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the VRDP Shares as provided in paragraph (b) of this Section 11, but not prior thereto, any other Series or class or classes of shares ranking junior to the VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the VRDP Shares shall not be entitled to share therein.

          (e) CERTAIN EVENTS NOT CONSTITUTING LIQUIDATION.

          Neither the sale of all or substantially all the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

     12.  PURCHASE OBLIGATION.

          As long as VRDP Shares are Outstanding, the Fund shall maintain a VRDP Purchase Agreement providing for a Purchase Obligation with a Liquidity Provider with short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs on an ongoing basis to the extent that the Fund can do so on a commercially reasonable basis as determined in the sole discretion of the Board of Trustees. If the Fund maintains a VRDP Purchase Agreement providing a Purchase Obligation, the provision herein relating to the Liquidity Provider shall be operative and the following shall apply:

          (a) The Fund shall notify, or cause the Tender and Paying Agent to notify, Holders by telephone or Electronic Means, or by mail in the case in which VRDP Shares are in physical form, (A) in the event of a Mandatory Tender,
(B) upon at least seven days' prior notice in the event that there is a replacement Liquidity

Provider, or (C) any downgrade in the rating of the VRDP Shares or the Liquidity Provider by an NRSRO then rating the VRDP Shares or Liquidity Provider.

          (b) In the event of a Failed Remarketing Condition, the Fund will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Fund and Holders by telephone or Electronic Means or by mail in the case in which VRDP Shares are in physical form of such Failed Remarketing Condition.

          (c) Each Beneficial Owner or its Agent Member of VRDP Shares shall have the right to an Optional Tender of VRDP Shares pursuant to a Notice of Tender to the Tender and Paying Agent for Remarketing on the related Purchase Date, or in the event (i) no Remarketing occurs or (ii) pursuant to an attempted Remarketing shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such shares in a subsequent Remarketing prior to the Purchase Date) to the Liquidity Provider for purchase on such Purchase Date pursuant to a Notice of Purchase. If there is no Tender and Paying Agent or the Tender and Paying Agent does not perform such obligation pursuant to the VRDP Purchase Agreement, Beneficial Owners and their Agent Members shall have the right to tender their VRDP Shares directly to the Liquidity Provider pursuant to a Notice of Purchase.

          (d) The Fund will require in the Tender and Paying Agent Agreement that, pursuant to an Optional Tender, VRDP Shares that are not sold in a Remarketing will be tendered by the Tender and Paying Agent to the Liquidity Provider for payment of the Purchase Price on the Purchase Date pursuant to the VRDP Purchase Agreement.

          (e) Except as set forth in Section 10(b) of Part I of this Statement in connection with a mandatory redemption of VRDP Shares, the Fund shall have no obligation to purchase VRDP Shares acquired by the Liquidity Provider pursuant to the VRDP Purchase Agreement or otherwise.

          (f) VRDP Shares are subject to Mandatory Tender for purchase by the Liquidity Provider, upon the occurrence of a Mandatory Tender Event. Upon the occurrence of a Mandatory Tender Event, the Fund shall provide or cause the Tender and Paying Agent to provide a Mandatory Tender Notice by Electronic Means no later than two (2) Business Days following notification of the Tender and Paying Agent to Holders and the Liquidity Provider, specifying a Mandatory Tender Date for all Outstanding VRDP Shares subject to Mandatory Tender. The Mandatory Tender Date shall not be later than seven days following receipt by Holders by Electronic Means of a Mandatory Tender Notice (except in connection with a Notice of Proposed Special Rate Period or an Alternate VRDP Purchase Agreement, in each of which cases the Mandatory Tender Date may not be earlier than the Business Day immediately following the last day on which Holders may elect to opt out of the Mandatory Tender nor later than the applicable date referred to below). The Mandatory Tender Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider shall be not later than the last Business Day of the month such payment was due. The Mandatory Tender Date in connection with the occurrence of an Extraordinary Corporate Event shall be not later than the Business Day preceding the occurrence of an Extraordinary Corporate Event. The Mandatory Tender Date in connection with a Notice of Proposed Special Rate Period shall be not later than the first day of such proposed Special Rate Period. The Mandatory Tender Date in connection with a termination of the VRDP Purchase Agreement prior to or on the Scheduled Termination Date shall be not later than the Business Day preceding the termination of the VRDP Purchase Agreement. The Mandatory Tender Date in connection with the Fund obtaining an Alternate VRDP Purchase Agreement with respect to which Holders have not elected to retain some or all of the VRDP Shares shall be no later than the Business Day preceding the termination of the VRDP Purchase Agreement. Any notice given in respect of a Mandatory Tender under this Statement shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice. Upon the occurrence of a Mandatory Tender Event, all Outstanding VRDP Shares automatically shall be subject to Mandatory Tender for purchase by the Liquidity Provider on the Mandatory Tender Date, including any VRDP Shares tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred.

          (g) In the event a Holder fails to deliver such VRDP Shares to which a Mandatory Tender relates, on or prior to the Mandatory Tender Date, the Beneficial Owner of such VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares. Any such undelivered VRDP Shares shall be deemed to be delivered to the Liquidity Provider under this Statement.

          The provisions of paragraphs (a) through (g) of this Section 12 may be amended by the Board of Trustees, by resolution duly adopted, without shareholder approval in order to conform to a VRDP Purchase Agreement providing a Purchase Obligation or as otherwise necessary or desirable in the judgment of the Board of Trustees.

     13.  MISCELLANEOUS.

          (a) AMENDMENT OF THIS STATEMENT TO ADD ADDITIONAL SERIES.

          Subject to the provisions of Section 9 of Part I of this Statement, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law), amend this Statement hereto to (1) reflect any amendments hereto which the Board of Trustees is entitled to adopt pursuant to the terms of this Statement without shareholder approval or (2) add additional Series of VRDP or additional shares of a Series of VRDP (and terms relating thereto) to the Series and VRDP Shares theretofore described thereon. Each such additional Series and all such additional shares shall be governed by the terms of this Statement.

          (b) NO FRACTIONAL SHARES.

          No fractional VRDP Shares shall be issued.

          (c) STATUS OF VRDP SHARES REDEEMED, EXCHANGED OR OTHERWISE ACQUIRED BY THE FUND.

VRDP Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued Preferred Shares without designation as to series, provided, however, that any VRDP Shares which
                          --------   -------
are provisionally delivered by the Fund to or for the account of an agent of the Fund or to or for the account of a purchaser of the VRDP Shares, but for which final payment is not received by the Fund, shall return to the status of authorized and unissued VRDP Shares.

          (d) BOARD MAY RESOLVE AMBIGUITIES.

          To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Statement with respect to any Series of VRDP prior to the issuance of shares of such series.

          (e) HEADINGS NOT DETERMINATIVE.

          The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this Statement.

          (f) NOTICES.

          All notices or communications, unless otherwise specified in the By-laws of the Fund or this Statement, shall be sufficiently given if in writing and delivered in person, by Electronic Means or mailed by first-class mail, postage prepaid.

                                     PART II

     1.   REMARKETING PROCEDURES.

          (a) Beneficial Owners may elect to tender their VRDP Shares (in denominations of $100,000 and integral multiples in excess thereof) for purchase on any day not less than seven days (or, if such day is not a

Business Day, on the next succeeding Business Day) after delivery of a Notice of Tender, substantially in the form of the Notice of Tender attached to the Tender and Paying Agent Agreement, by Electronic Means, to the Tender and Paying Agent and each of its representatives set forth in the Notice of Tender, pursuant to an Optional Tender at the Purchase Price on the Purchase Date; provided, that the notice period may be changed for Special Rate Periods as provided in paragraph (g) below. Each Notice of Tender shall be irrevocable (except as provided below) and effective upon receipt and shall:

               (i) be delivered by a Beneficial Owner, directly or through its Agent Member, by Electronic Means, to the Tender and Paying Agent not later than 2:00 p.m., New York City time, on any Business Day;

               (ii) state the series and the aggregate number of VRDP Shares to be purchased, the CUSIP number of the VRDP Shares to be purchased, the Purchase Date, and be in substantially the form of and contain such other information specified in Appendix D to the Offering Memorandum; and

               (iii) state that the tendering Beneficial Owner acknowledges that in the event such Beneficial Owner does not properly deliver the VRDP Shares on or before 2:00 p.m., New York City time, on the Purchase Date, such VRDP Shares will be deemed not tendered and will not be purchased on the Purchase Date.

          (b) Upon receipt of a Notice of Tender, the Tender and Paying Agent shall promptly deliver by Electronic Means a copy of such notice to the Liquidity Provider and the Remarketing Agent.

          (c) Any Notice of Tender delivered to the Tender and Paying Agent by a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day and, if necessary, the Purchase Date shall be so adjusted such that the Purchase Date shall be the Business Day next succeeding the date specified as the Purchase Date in the relevant Notice of Tender. A Beneficial Owner or its Agent Member that delivered a Notice of Tender must confirm, by telephone, with a representative of the Tender and Paying Agent the receipt by the Tender and Paying Agent of such Notice of Tender, and such Notice of Tender shall not be deemed to be delivered unless and until such confirmation occurs.

          (d) The determination of the Tender and Paying Agent as to whether a Notice of Tender has been properly delivered pursuant to the foregoing in paragraph (a)(i) and (ii) shall be conclusive and binding upon the Beneficial Owner or its Agent Member.

          (e) A Beneficial Owner or its Agent Member that has delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by Electronic Means to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Date, a notice to the effect that such Beneficial Owner wishes to revoke its election to tender some or all of the VRDP Shares that were specified in such Notice of Tender to be purchased (a "Notice of Revocation"). Any Notice of Revocation delivered to the Tender and Paying Agent will also be promptly delivered by Electronic Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing Agent by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Purchase Date. The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent and the Liquidity Provider of the number of VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. The Tender and Paying Agent will deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. Any such Notice of Revocation will be effective (without further action on the part of the Beneficial Owner or its Agent Member) as a revocation of the Optional Tender of the number of VRDP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell such VRDP Shares. A Notice of Revocation will be effective as to the number of VRDP Shares specified therein as having been revoked less the number of such VRDP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent and the Liquidity Provider that it has entered into an agreement of sale.

Notwithstanding the foregoing, tendered VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of VRDP Shares tendered for purchase on such Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold VRDP Shares.

          (f) A Beneficial Owner or its Agent Member that delivered a Notice of Revocation must confirm, by telephone, with a representative of the Tender and Paying Agent the receipt by the Tender and Paying Agent of such a Notice of Revocation, and such Notice of Revocation shall not be deemed to be delivered unless and until such confirmation occurs. Any such confirmed Notice of Revocation shall not itself be revocable by the Beneficial Owner or its Agent Member.

          (g) In connection with any Special Rate Period designated  pursuant to
Section 4 of Part I of this Statement, the Board of Trustees, without the vote or consent of any Holder of any Series of VRDP Shares, in the Notice of Special Rate Period relating to a Series of VRDP Shares as delivered to the Remarketing Agent and the Liquidity Provider, may provide for optional tender provisions relating solely to such Special Rate Period ("Special Optional Tender Provisions") whereby the minimum number of days' notice required for an Optional Tender may exceed seven days as specified in the Special Optional Tender Provisions for such Special Rate Period.

          (h) The Fund shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with expertise in remarketing variable-rate securities to use its best efforts to find purchasers for all VRDP Shares properly tendered pursuant to an Optional Tender.

     2.   REMARKETING SCHEDULE.

          (a) In connection with any attempted Remarketing relating to an Optional Tender, all tendered VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares. The calculation of the Purchase Price of the VRDP Shares that are remarketed or purchased by the Liquidity Provider shall be made by the Remarketing Agent in advance of such Remarketing or purchase and, together with the details of the aggregate number and Purchase Price of remarketed VRDP Shares and the aggregate number and Purchase Price of VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Fund, the Liquidity Provider and the Tender and Paying Agent by 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as described below. The terms of any sale by the Remarketing Agent of tendered VRDP Shares shall provide for the purchase of the remarketed VRDP Shares at the Purchase Price, the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner tendering VRDP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the Purchase Date, and the re-delivery of such VRDP Shares by means of "FREE" delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser's Agent Member through the Securities Depository by 3:00 p.m., New York City time, on the relevant Purchase Date.

          (b) By 2:00 p.m., New York City time, on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice to the Tender and Paying Agent and the Liquidity Provider (a "Preliminary Remarketing Notice"), by Electronic Means, that sets forth the number of VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such sold VRDP Shares and the number of VRDP Shares, if any, not successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such unsold VRDP Shares to be paid by the Liquidity Provider. If the Preliminary Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date, the Tender and Paying Agent shall promptly, and in any event not later than 4:00 p.m., New York City time, on such Business Day, deliver by Electronic Means to the Liquidity Provider a preliminary Notice of Purchase ("Preliminary Notice of Purchase") that, subject to delivery of the Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such VRDP Shares that the Remarketing Agent stated in the Remarketing Notice as not having been successfully remarketed, including the aggregate Purchase Price of such VRDP Shares, as calculated by the Remarketing Agent. By 11:00 a.m., New York City time, on the Purchase Date, the Remarketing Agent shall deliver to the Tender and Paying Agent and the Liquidity Provider by Electronic Means final notification that either confirms the information set forth in the Preliminary Remarketing Notice or sets forth any changes to such information (a "Final Remarketing Notice"). If the Final Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date, the Tender and Paying Agent shall deliver by Electronic Means to the Liquidity Provider by 12:00 noon, New York City time, on such Purchase Date a final Notice of Purchase that provides for the purchase by the Liquidity Provider of the number of VRDP Shares stated in the Notice of Purchase as being required to be purchased by the Liquidity Provider. The payment obligation of the Liquidity Provider shall equal the Purchase Price of the VRDP Shares, stated in the Notice of Purchase delivered to the Liquidity Provider, as being required to be purchased by the Liquidity Provider.

          (c) The Liquidity Provider shall, no later than 2:00 p.m., New York City time, on a Purchase Date for any VRDP Shares, wire transfer the aggregate Purchase Price of all VRDP Shares in respect of which Notices of Purchase have been delivered to it for purchase of VRDP Shares on such date, as follows: (i) in the case of a Notice of Purchase delivered by the Tender and Paying Agent, by wire transfer, in immediately available funds, to the account of the Tender and Paying Agent specified by the Tender and Paying Agent in any such Notice of Purchase; and (ii) in the case of a Notice of Purchase delivered by a Beneficial Owner or its Agent Member in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Purchase Agreement and the Liquidity Provider has received a Final Remarketing Notice that such VRDP Shares have not been the subject of an agreement of sale in a Remarketing and has received written notice from the Fund that there is no Tender and Paying Agent or that the Tender and Paying Agent does not intend to perform its obligations under the VRDP Purchase Agreement, by payment against delivery of the VRDP Shares that are the subject of any such Notice of Purchase, through means of the Securities Depository in the case of VRDP Shares in the form of global securities.

          (d) Upon receipt by the Tender and Paying Agent from the Beneficial Owner or its Agent Member of tendered VRDP Shares and the payment by the Tender and Paying Agent to such Beneficial Owner or its Agent Member of the Purchase Price therefor on the applicable Purchase Date, the Tender and Paying Agent shall deliver to the Liquidity Provider, by means of "FREE" delivery through the system of the Securities Depository, VRDP Shares in satisfaction of the Liquidity Provider's Purchase Obligation on such Purchase Date. Any funds advanced by the Liquidity Provider and held in the account of the Tender and Paying Agent for the payment of the Purchase Price shall be held in trust for the benefit of the Liquidity Provider until the VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members against payment therefor or returned to the Liquidity Provider.

          (e) Except as otherwise expressly provided for herein, the purchase and delivery of tendered VRDP Shares in the form of global securities and their Remarketing will be accomplished in accordance with the applicable procedures of the Securities Depository.

          (f) The Remarketing Agent and the Tender and Paying Agent each shall use commercially reasonable efforts to meet the timing requirements set forth above. At any time that no Purchase Obligation is in effect, any VRDP Shares unsold in a Remarketing shall be returned to the tendering Beneficial Owners or their Agent Members by the Tender and Paying Agent. The Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing upon ten (10) days prior written notice to the Fund, the Liquidity Provider and the Tender and Paying Agent, provided any such modification does not adversely affect the Beneficial Owners, the Tender and Paying Agent, the Liquidity Provider or the Fund. The Remarketing Agent may sell VRDP Shares for its own account outside of a Remarketing at a price other than the Purchase Price.

     3.   DETERMINATION OF APPLICABLE RATE.

          (a) The Applicable Rate shall be determined by the Remarketing Agent on and as of each Rate Determination Date as the lowest rate under then-existing market conditions that would result in the VRDP Shares on the first day of the Rate Period immediately succeeding the Rate Determination Date having a market value equal to the Liquidation Preference thereof (plus accumulated but unpaid dividends thereon, whether or not earned or declared). Such determination shall be conclusive and binding upon the interested parties. The Applicable Rate shall not be more than the Maximum Rate.

          (b) The Remarketing Agent shall use best efforts to establish the Applicable Rate by 4:00 p.m., New York City time, on each Rate Determination Date to the nearest one-thousandth (0.001) of one percent per annum for the Subsequent Rate Period. The Applicable Rate shall be in effect from and including the first day following such Rate Determination Date to and including the following Rate Determination Date. The Remarketing Agent shall make the Applicable Rate available after 4:00 p.m., New York City time, on the Rate Determination Date by telephone or Electronic Means to the Fund, the Tender and Paying Agent, the Liquidity Provider and the Holders of VRDP Shares.

          (c) In the event that the Remarketing Agent establishes the Maximum Rate as the Applicable Rate for a Rate Period, the Remarketing Agent shall notify the Fund and the Tender and Paying Agent. The Fund will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Liquidity Provider and the Holders of VRDP Shares by mail (in the case of physical shares) or Electronic Means (in the case of VRDP Shares in the form of global securities) that the Applicable Rate for the Subsequent Rate Period is the Maximum Rate.

          (d) In the event the Remarketing Agent does not or is unable to determine the Applicable Rate, or if there is no Remarketing Agent, the Applicable Rate shall be the Maximum Rate.

          (e) In the event of a Failed Remarketing Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread) and the Maximum Rate will continue to be the Applicable Rate (i) until the first day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and (ii) until the first day of the next succeeding Dividend Period after the Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than 28 Rate Period Days.

     4.   FAILED REMARKETING CONDITION.

     In the event of a Failed Remarketing Condition, the Tender and Paying Agent shall promptly provide notice of a Failed Remarketing Condition, but in any event within two (2) Business Days of receipt by the Tender and Paying Agent of notice of the occurrence of such Failed Remarketing Condition, by Electronic Means, to the Fund and the Holders.

     5.   PURCHASE OF VRDP SHARES BY REMARKETING AGENT.

     The Remarketing Agent may purchase for its own account VRDP Shares in a Remarketing; however, the Remarketing Agent shall not be obligated to purchase any VRDP Shares that would otherwise remain unsold in a Remarketing. None of the Fund, the Tender and Paying Agent or any Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner or its Agent Member upon such Beneficial Owner's tender of its VRDP Shares in a Remarketing unless, in each case, such VRDP Shares were acquired for the account of the Fund, the Tender and Paying Agent or the Remarketing Agent.

     6.   NOTIFICATION OF ALLOCATIONS.

     Whenever the Fund intends to include any net capital gains or other income taxable for federal income tax purposes in any dividend on VRDP Shares, the Fund may notify the Remarketing Agent and Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date. Whenever such notice is received from the Fund, the Tender and Paying Agent will notify each Holder and the Remarketing Agent will notify each potential Beneficial Owner or its Agent Member. With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such taxable income and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period. The Fund may also include such taxable income in a dividend on shares of a Series of VRDP without giving advance notice thereof if it increases the dividends by an additional amount calculated as if such income was a Taxable Allocation and the additional amount was a Gross-up Payment, provided the Fund will notify the Tender and Paying Agent of the additional amounts to be included in such dividend at least five Business Days prior to the applicable Dividend Payment Date.

     7.   TRANSFERS.

          (a) Unless otherwise permitted by the Fund, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of VRDP Shares only in whole shares and only pursuant to a Remarketing in accordance with the remarketing procedures set forth in Part II of this Statement, provided, however, that (a) a
                                                   --------  -------
sale, transfer or other disposition of VRDP Shares from a Beneficial Owner who holds shares through an Agent Member to another Beneficial Owner who holds shares through the same Agent Member shall be permitted, and (b) in the case of all transfers other than pursuant to Remarketings, the Agent Member (or other Person, if permitted by the Fund) to whom such transfer is made shall advise the Remarketing Agent. The Fund has not registered the VRDP Shares under the Securities Act. Accordingly, the VRDP Shares are subject to restrictions on transferability and resale and may only be purchased by and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision or any exemption from registration available and otherwise in accordance with the legend set forth on the face of the VRDP Shares.

          (b) The Investment Adviser, affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act), and Persons over which the Investment Adviser, or affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act), exercise discretionary investment or voting authority, are not permitted to purchase VRDP Shares without the prior written consent of the Liquidity Provider, and any such purchases shall be void ab initio; provided, however, that the Fund shall give prompt notice to
             --------   -------
Beneficial Owners by Electronic Means upon any of the foregoing Persons, singly or in the aggregate, acquiring a beneficial interest in 20% or more of the VRDP Shares; provided, further, that, without regard to the preceding requirements,
         --------   -------
purchases of VRDP Shares may be made by broker-dealers that are affiliated persons of the Investment Adviser in riskless principal transactions with respect to such purchases of VRDP Shares.

          (c) If at any time the Fund is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to holders of VRDP Shares and prospective purchasers of VRDP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

     8.   GLOBAL CERTIFICATE.

     Prior to the commencement of a Voting Period, (i) all of the shares of a Series of VRDP outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a Series of VRDP shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

     IN WITNESS WHEREOF, Nuveen Dividend Advantage Municipal Fund 2 has caused these presents to be signed as of August 5, 2008 in its name and on its behalf by its Chief Administrative Officer and attested by its Vice President and Secretary. The Declaration is on file with the Secretary of State of the Commonwealth of Massachusetts, and the said officers of the Fund have executed this Statement as officers and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officers, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.


                                     NUVEEN DIVIDEND ADVANTAGE MUNICIPAL FUND 2


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


ATTEST:


--------------------------------
Name:
Title: